UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2019

RENEWABLE ENERGY & POWER, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-23731	46-1294868
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3395 W. Cheyenne Ave., Las Vegas, NV 89032
(address of principal executive offices) (zip code)

(702) 685-9524

(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2019 the Company entered into a settlement agreement and stipulation (“Settlement Agreement”) with Trillium Partners LP (“Trillium”) in connection with the settlement of $219,460 of bona fide obligations the Company owed to certain of its creditors. The Settlement Agreement was subject to fairness hearing, and on November __, 2019 a Federal court in the District of Maryland held a fairness hearing and granted approval of the Settlement Agreement. If the Settlement Agreement is satisfied in full, the Company shall reduce the Company’s debt obligations equal to $219,460 in exchange for the issuance of settlement shares of Company’s common stock pursuant to the terms of section 3(a)(10) of the Securities Act of 1933, in multiple tranches, at a price equal to the lowest closing bid price for the common stock for the twenty trading days immediately preceding the delivery of such tranche. At no time may Trillium beneficially own more than 9.99% of the Company’s outstanding common stock.

The foregoing is a summary of the terms of the Settlement Agreement and is qualified in its entirety by the Settlement Agreement attached hereto and incorporated herein as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed with this report:

Exhibit No.	Description
10.1	SETTLEMENT AGREEMENT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2019

Renewable Energy & Power, Inc.

By:	/s/ Conrad Huss
Name:	Conrad Huss
Title:	President

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